Exhibit 32

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Cabela’s Incorporated (the “registrant”) on Form 10-Q/A for the period ended April 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: September 1, 2006
	By:	/s/ Dennis Highby
Dennis Highby
President and Chief Executive Officer

	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

Back to Form 10-Q/A